Exhibit 99.2

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933

THE ALLIED IRISH BANK CAPITAL ACCUMULATION RETIREMENT
PLAN AND TRUST
COMPARATIVE FUND INFORMATION

January 2005

INTRODUCTION

This booklet contains information regarding the investment options available to you under The Allied Irish Bank Capital Accumulation Retirement Plan and Trust (the “Plan”).  In particular, information regarding investment objectives, investment strategies and investment performance is presented.(1) Unless otherwise indicated, all capitalized terms have the same meaning ascribed thereto in the Summary Plan Description for the Plan.

FOR ADDITIONAL INFORMATION REGARDING THE PLAN AND YOUR INVESTMENT OPTIONS, PLEASE REFER TO THE ACCOMPANYING SUMMARY PLAN DESCRIPTION.

(1)  The information presented is accurate as of January 14, 2005, and neither the Registrant nor the Plan undertakes to update such information.

ALLIED IRISH BANK EMPLOYER STOCK FUND

The following table sets forth, in United States Dollars, the reported high and low sales prices on the New York Stock Exchange of Allied Irish Banks, p.l.c. American Depositary Shares, each of which represents two ordinary shares of Allied Irish Banks, p.l.c.’s common stock.

Year Ended	High		Low
December 31, 1999	40	43/64	21	1/8
December 31, 2000	23	1/2	15	1/8
December 31, 2001	25	9/16	17
December 31, 2002	29	1/5	19	10/13
December 31, 2003	32	20/23	24	43/50

Additional return information for the Allied Irish Bank Employer Stock Fund can be found on the chart entitled “Allied Irish Bank Capital Accumulation Retirement Plan and Trust – 190073-01: Investment Performance as of 9/30/2004” appearing elsewhere in this booklet.

Aggressive Portfolio

	Average Annual Returns 9/30/2004
Funds	3rd Qtr	YTD	1 Year	3 Year	5 Year	10 Year or Since Inception*
MTB Large Cap Stock Fund (I)	-5.23	-4.11	6.98	-0.33	-1.03	6.28
MTB Multi Cap Growth Fund (I)	-4.40	-3.95	8.29	-0.05	-3.50	9.24
MTB Small Cap Growth Fund (I)	-9.49	-9.25	7.96	4.57	9.91	15.40
MTB International Equity Fund (I)	0.20	2.69	18.10	N/A	N/A	18.75

*MTB Large Cap Stock Fund I (4/1/1996); MTB Small Cap Growth Fund I (7/13/1995); MTB International Equity Fund I (8/18/2003).

CONSERVATIVE PORTFOLIO

	Average Annual Returns 9/30/2004
Funds	3rd Qtr	YTD	1 Year	3 Year	5 Year	10 Year or Since Inception*
MTB Money Market Fund (I)	0.26	0.59	0.77	N/A	N/A	0.76
MTB Short Term Corporate Bond Fund (I)	1.09	1.03	1.28	2.34	4.13	4.50
MTB Income Fund (I)	3.10	2.96	3.36	4.87	6.38	6.69
MTB Large Cap Stock Fund (I)	-5.23	-4.11	6.98	-0.33	-1.03	6.28

*MTB Money Market Fund I (8/18/2003); MTB Short Term Corporate Bond Fund I (4/1/1996); MTB Large Cap Stock Fund I (4/1/1996).

MODERATE PORTFOLIO

	Average Annual Returns 9/30/2004
Funds	3rd Qtr	YTD	1 Year	3 Year	5 Year	10 Year or Since Inception*
MTB Money Market Fund (I)	0.26	0.59	0.77	N/A	N/A	0.76
MTB Income Fund (I)	3.10	2.96	3.36	4.87	6.38	6.69
MTB Large Cap Stock Fund (I)	-5.23	-4.11	6.98	-0.33	-1.03	6.28
MTB Multi Cap Growth Fund (I)	-4.40	-3.95	8.29	-0.05	-3.50	9.24

*MTB Money Market Fund I (8/18/2003); MTB Large Cap Stock Bond Fund I (4/1/1996).

Conservative Portfolio

MTB

Group of Funds

SMALL-CAP GROWTH FUND

Institutional Shares	September 30, 2004	www.mtbfunds.com	1.800.836.2211

FUND GOAL and STRATEGY.  To seek a long-term capital appreciation by investing primarily in U.S. common stocks and other equity securities of companies with market capitalizations at time of purchase under $2 billion, that are in the early stages of development, and which the Advisor believes have the potential to achieve substantial long-term earnings growth.  The Fund may also invest a limited percentage of its assets in foreign and fixed income securities.

Investment Style

[Graphic]

Why MTB Funds

You can pursue your financial goals with confidence through MTB because your money is in the hands of MTB Investment Advisors., Inc (MTBIA).  In addition MTB Group of Funds brings you these advantages:

•                  Access to every major financial market and sector—with the diversification and flexibility you need.

•                  A commitment to give you a high level of value through efficient management and operation.

•                  A unique “Best-in-Class” commitment to complement MTBIA’s decisionmaking with that of subadvisers, carefully selected for their expertise in certain financial markets.

Top Ten Holdings

1.               SPATIALIGHT INC COM

2.               F5 NETWORKS INC COM

3.               BRIGGS & STRATTON CORP

4.               ON TRACK INNOVATIONS LTD

5.               MGI PHARMA INC COM

6.               CARBO CERAMICS INC COM

7.               NOVATEL WIRELESS INC COM

8.               PSYCHIATRIC SOLUTIONS INC COM

9.               STOLT OFFSHORE SA SPNSRD ADR REPSTG CL A

10.         QC HLDGS INC COM

The ten largest holdings accounted for 18.3% of the Fund’s investments.  Fund holdings are subject to change.

The percentages are based on net assets at the close of business on September 30, 2004 and may not necessarily reflect adjustments that are routinely made when presenting net assets for formal financial statement purposes.

Diversification by Sector

TOTAL RETURNS

			AVERAGE ANNUAL
	Quarter	YTD	1 Year	3 Year	5 Year	10 Year	Since Inception
Institutional Shares	-9.49%	-9.25%	7.96%	4.57%	9.91%	—	15.40%
Russell 2000® Growth Index	-6.01%	-0.67%	11.92%	9.09%	-0.68%	5.55%	—
Russell 2000® Index	-2.86%	3.71%	18.77%	13.71%	7.41%	9.87%	—
Lipper Small Cap Growth Funds Average	-6.19%	-2.96%	9.15%	6.70%	1.71%	7.91%	0.00%

Data quoted represents past performance which is no guarantee of future results.

Investment return and principal value will fluctuate, so that an investor’s shares, when redeemed, may be worth more or less than their original cost.

Mutual fund performance changes over time and current performance may be lower or higher than what is stated.  For current to the most recent month-end performance, call 1-800-836-2211.

Total return for periods of less than one year is cumulative.

Not FDIC Insured	No Bank Guarantee	May Lose Value

MTB Investment Advisors, Inc., a subsidiary of Manufacturers and Traders Trust Company (“M&T Bank”) is the investment advisor to the MTB Group of Funds.  The MTB Group of Funds is available from M&T Securities, Inc., (member NASD/SIPC), a broker-dealer subsidiary of M&T Bank and other authorized broker-dealers.  Edgewood Services, Inc. which is not affiliated with M&T Bank, is the distributor of the MTB Group of Funds.

See next page for important information

FUND INFORMATION

CUSIP 55376T148/Symbol: ARPEX

Fund Assets	$173.4 Million
Inception Date:	7/13/1995
Number of Holdings:	105
R2:	0.49
Beta:	1.04
3 Year Standard Deviation:	22.71
P/E:	28.70
Dividends Declared & Paid:	Annually
Capital Gains Declared & Paid:	Annually
Expense Ratio:	1.17%

PORTFOLIO MANAGER

James Thorne

Mr. Thomas has been a Vice President and Portfolio Manager of MTBIA since April, 2003, concentrating on equity selections as well as economic forecasting.  Mr. Thorne has also been a Vice President of M&T Bank since February, 2001.  From February, 1994 through December, 2000, he was Portfolio Manager at Caldwell Securities Investment Management.  Prior to 1994 Mr. Thorne was a professor at the Schulich School of Business and at Bishop’s University.  Mr. Thorne received his Ph.D. in Economics in the fields of Finance and Industrial Organization from York University in June 1993.

TOTAL RETURN OVER TIME

	1998	1999	2000	2001	2002	2003
Institutional Shares	19.31%	150.08%	-7.34%	-5.81%	-27.78%	54.01%

Past performance is no guarantee of future results.

Performance shown is before-tax.  For after-tax returns and most recent month-end performance, call 1-800-836-2211.

Total return represents the change in the value of an investment after reinvesting all income and capital gains.  Total returns may have been lower in the absence of expense waivers or reimbursements.

R2:  Reflects the percentage of a fund’s movements that are explained by movements in its benchmark index.  An R2 of 100 indicates that all movements of the fund are explained by movements in the index.

Beta:  Analyzes the market risk of a fund by showing how responsive the fund is to the market, which has a beta of 1.00.  Usually, higher betas represent riskier investments.

Standard deviation:  A measure of the historical variability of actual returns from the average total return.

Expense ratios shown are total actual annual operating expenses (after waivers).

For more complete information, please download the funds’ prospectuses available on www.mtbfunds.com or call 1-800-836-2211 for copies.  You should consider the fund’s investment objectives, risks, charges, and expenses carefully before you invest.  Information about these and other important subjects is in the fund’s prospectus, which you should read carefully before investing.

Small company stocks may be less liquid and subject to greater price volatility than large capitalization stocks.

International investing involves special risks including currency risk, increased volatility of foreign securities, political risks and differences in auditing and other financial standards.

This MTB Fund is the successor to a corresponding ARK Fund pursuant to a reorganization that took place on August 22, 2003.  Prior to that date, the MTB Fund had no investment operations.  Accordingly, the performance information provided for periods prior to August 22, 2003 is historical information for the corresponding ARK Fund.

Placement within the Morningstar® Equity Style Box™ is based on two variables:  relative median market capitalization and relative price valuations (price-to-book and price to-earnings) of the fund’s portfolio holdings.  All of these numbers are drawn from the fund portfolio holding figures most recently entered into Morningstar’s database and the corresponding market conditions.

©2004 by Morningstar, Inc.  All rights reserved.  The information contained herein is the proprietary information of Morningstar, Inc. may not be copied or redistributed for any purpose and may only be used for non-commercial, personal purposes.  The information contained herein is not represented or warranted to be accurate, correct, complete or timely.  Morningstar, Inc. shall not be responsible for investment decisions, damages or other losses resulting from use of this information.  Past performance is no guarantee of future performance.  Morningstar, Inc. has not granted consent for it to be considered or deemed an “expert” under the Securities Act of 1933.

Russell 2000® Growth Index:  Measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values.

Russell 2000® Index:  Measures the performance of the 2,000 smallest companies in the Russell 3000 index.

MTB

Group of Funds

MULTI-CAP GROWTH FUND

Institutional Shares	September 30, 2004	www.mtbfunds.com	1.800.836.2211

FUND GOAL and STRATEGY.  To seek a long-term capital appreciation by investing primarily in a broadly diversified portfolio of common stocks and securities convertible into common stocks of small-, mid-, and large-cap companies.

Investment Style

[Graphic]

Why MTB Funds

You can pursue your financial goals with confidence through MTB because your money is in the hands of MTB Investment Advisors., Inc (MTBIA).  In addition MTB Group of Funds brings you these advantages:

•                  Access to every major financial market and sector—with the diversification and flexibility you need.

•                  A commitment to give you a high level of value through efficient management and operation.

•                  A unique “Best-in-Class” commitment to complement MTBIA’s decisionmaking with that of subadvisers, carefully selected for their expertise in certain financial markets.

Top Ten Holdings

1.               PFIZER INC COM

2.               SPATIALIGHT INC COM

3.               MICROSOFT CORP COM

4.               MASCO CORP COM

5.               BOSTON SCIENTIFIC CORP COM

6.               JOHNSON & JOHNSON COM

7.               LEAR CORP COM

8.               PROCTER AND GAMBLE CO COM

9.               SCHLUMBERGER LTD COM

10.         INTEL CORP COM

The ten largest holdings accounted for 25.0% of the Fund’s investments.  Fund holdings are subject to change.

The percentages are based on net assets at the close of business on September 30, 2004 and may not necessarily reflect adjustments that are routinely made when presenting net assets for formal financial statement purposes.

Diversification by Sector

TOTAL RETURNS

			AVERAGE ANNUAL
	Quarter	YTD	1 Year	3 Year	5 Year	10 Year	Since Inception
Institutional Shares	-4.40%	-3.95%	8.29%	-0.05%	-3.50%	9.24%	8.50%
S&P 500 Index	-1.87%	1.51%	13.87%	4.05%	-1.31%	11.08%	—
Russell 1000® Growth Index	-5.23%	-2.63%	7.51%	1.61%	-6.78%	8.71%	—
Lipper Multi Cap Core Funds Index	-2.30%	0.98%	12.80%	4.97%	1.54%	9.92%	—

Data quoted represents past performance which is no guarantee of future results.

Investment return and principal value will fluctuate, so that an investor’s shares, when redeemed, may be worth more or less than their original cost.

Mutual fund performance changes over time and current performance may be lower or higher than what is stated.  For current to the most recent month-end performance, call 1-800-836-2211.

Total return for periods of less than one year is cumulative.

Not FDIC Insured	No Bank Guarantee	May Lose Value

MTB Investment Advisors, Inc., a subsidiary of Manufacturers and Traders Trust Company (“M&T Bank”) is the investment advisor to the MTB Group of Funds.  The MTB Group of Funds is available from M&T Securities, Inc., (member NASD/SIPC), a broker-dealer subsidiary of M&T Bank and other authorized broker-dealers.  Edgewood Services, Inc. which is not affiliated with M&T Bank, is the distributor of the MTB Group of Funds.

See next page for important information

FUND INFORMATION

CUSIP 55376T379/Symbol:  ARCGX

Fund Assets	$107.3 Million
Inception Date:	7/16/1993
Number of Holdings:	73
R2:	0.77
Beta:	0.99
3 Year Standard Deviation:	17.17
P/E:	29.20
Dividends Declared & Paid:	Annually
Capital Gains Declared & Paid:	Annually
Expense Ratio:	1.03%

PORTFOLIO MANAGERS

Thomas D. DeHudy

Mr. DeHudy has been a Vice President and Portfolio Manager of MTBIA since 2001. Mr. DeHudy is also an equity analyst and provides research coverage for the technology sector and selected consumer cyclical areas.  He was an analyst with Lord, Abbett & Co. from 1999 until he joined MTBIA.  Prior to that, he was a portfolio manager and analyst with Howard Hughes Medical Institute, which he joined in 1989.  Mr. DeHudy has more than 20 years of experience in investment research.  He is a Chartered Financial Analyst and earned his M.P.P. from the University of Michigan.

TOTAL RETURN OVER TIME

	1998	1999	2000	2001	2002	2003
Institutional Shares	41.21%	46.47%	-5.07%	-20.12%	-33.54%	34.77%

Past performance is no guarantee of future results.

Performance shown is before-tax.  For after-tax returns and most recent month-end performance, call 1-800-836-2211.

Total return represents the change in the value of an investment after reinvesting all income and capital gains.  Total returns may have been lower in the absence of expense waivers or reimbursements.

R2:  Reflects the percentage of a fund’s movements that are explained by movements in its benchmark index.  An R2 of 100 indicates that all movements of the fund are explained by movements in the index.

Beta:  Analyzes the market risk of a fund by showing how responsive the fund is to the market, which has a beta of 1.00.  Usually, higher betas represent riskier investments.

Standard deviation:  A measure of the historical variability of actual returns from the average total return.

Expense ratios shown are total actual annual operating expenses (after waivers).

For more complete information please download the funds’ prospectuses available on www.mtbfunds.com or call 1-800-836-2211 for copies.  You should consider the fund’s investment objectives, risks, charges, and expenses carefully before you invest.  Information about these and other important subjects is in the fund’s prospectus, which you should read carefully before investing.

This MTB Fund is the successor to a corresponding ARK Fund pursuant to a reorganization that took place on August 22, 2003.  Prior to that date, the MTB Fund had no investment operations.  Accordingly, the performance information provided for periods prior to August 22, 2003 is historical information for the corresponding ARK Fund.

Placement within the Morningstar® Equity Style Box™ is based on two variables:  relative median market capitalization and relative price valuations (price-to-book and price to-earnings) of the fund’s portfolio holdings.  All of these numbers are drawn from the fund portfolio holding figures most recently entered into Morningstar’s database and the corresponding market conditions.

©2004 by Morningstar, Inc.  All rights reserved.  The information contained herein is the proprietary information of Morningstar, Inc. may not be copied or redistributed for any purpose and may only be used for non-commercial, personal purposes.  The information contained herein is not represented or warranted to be accurate, correct, complete or timely.  Morningstar, Inc. shall not be responsible for investment decisions, damages or other losses resulting from use of this information.  Past performance is no guarantee of future performance.  Morningstar, Inc. has not granted consent for it to be considered or deemed an “expert” under the Securities Act of 1933.

S & P 500 Index:  An unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.  Investments cannot be made in an index.

Russell 1000® Growth Index:  Measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.  Investments cannot be made in an index.

Lipper Multi-Cap Core Funds Index:  Lipper Multi-Cap Core Funds Average-Funds that, by portfolio practice, invest in a variety of market capitalization ranges without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time.

MTB

Group of Funds

LARGE-CAP GROWTH FUND

Institutional Shares	September 30, 2004	www.mtbfunds.com	1.800.836.2211

FUND GOAL and STRATEGY.  To seek growth of principal, by investing primarily in a diversified portfolio of U.S. common stocks and other equity securities with market capitalization at time of purchase of over $3 billion that the Advisor identifies as having higher-than average sales growth, return on equity, and free cash flow, as well as return on invested capital that exceeds the cost of capital.

Investment Style

[Graphic]

Why MTB Funds

You can pursue your financial goals with confidence through MTB because your money is in the hands of MTB Investment Advisors., Inc (MTBIA).  In addition MTB Group of Funds brings you these advantages:

•                  Access to every major financial market and sector—with the diversification and flexibility you need.

•                  A commitment to give you a high level of value through efficient management and operation.

•                  A unique “Best-in-Class” commitment to complement MTBIA’s decisionmaking with that of subadvisers, carefully selected for their expertise in certain financial markets.

Top Ten Holdings

1.     CITIGROUP INC COM

2.     GENERAL ELEC CO COM

3.     PFIZER INC COM

4.     MICROSOFT CORP COM

5.               INTERNATIONAL BUSINESS MACHS COM

6.     CISCO SYS INC COM

7.     EXXON MOBIL CORP COM

8.     COMCAST CORP NEW CL A

9.     CENDANT CORP COM

10.   CAREMARK RX INC COM

The ten largest holdings accounted for 26.5% of the Fund’s investments.  Fund holdings are subject to change.

The percentages are based on net assets at the close of business on September 30, 2004 and may not necessarily reflect adjustments that are routinely made when presenting net assets for formal financial statement purposes.

Diversification by Sector

TOTAL RETURNS

			AVERAGE ANNUAL
	Quarter	YTD	1 Year	3 Year	5 Year	10 Year	Since Inception
Institutional Shares	-5.23%	-4.11%	6.98%	-0.33%	-1.03%	—	6.28%
S&P 500 Index	-1.87%	1.51%	13.87%	4.05%	-1.31%	11.08%	—
Lipper Multi-Cap Core Funds Index	-2.30%	0.98%	12.80%	4.97%	1.54%	9.92%	—
S&P 500/Barra Value Index	1.04%	5.25%	20.47%	5.83%	2.30%	11.10%	—

Data quoted represents past performance which is no guarantee of future results.
Investment return and principal value will fluctuate, so that an investor’s shares, when redeemed, may be worth more or less than their original cost.
Mutual fund performance changes over time and current performance may be lower or higher than what is stated. For current to the most recent month-end performance, call 1-800-836-2211.
Total return for periods of less than one year is cumulative.

Not FDIC Insured	No Bank Guarantee	May Lose Value

MTB Investment Advisors, Inc. a subsidiary of Manufacturers and Traders Trust Company (“M&T Bank”) is the investment advisor to the MTB Group of Funds.  The MTB Group of Funds is available from M&T Securities, Inc., (member NASD/SIPC), a broker-dealer subsidiary of M&T Bank and other authorized broker-dealers.  Edgewood Services, Inc. which is not affiliated with M&T Bank, is the distributor of the MTB Group of Funds.

See next page for important information

MTB

Group of Funds

September 30, 2004	Institutional Shares	LARGE-CAP STOCK FUND

FUND INFORMATION
CUSIP 55376T692/Symbol: MVEFX

Fund Assets:	$451.1 Million
Inception Date:	4/1/1996
Number of Holdings:	70
R2:	0.91
Beta:	0.97
3 Year Standard Deviation:	15.20
P/E:	22.50
Dividends Declared & Paid:	Quarterly
Capital Gains Declared & Paid:	Annually
Expense Ratio:	1.10%

PORTFOLIO MANAGERS

Mark Schultz

Mark Schultz is a Vice President and Portfolio Manager of MTBIA since April, 2003, and a Vice President of M&T Bank since July, 2001.  As an analyst, Mr. Schultz focuses on technology and diversified financial companies.  Prior to joining M&T Bank, Mr. Schultz was a portfolio manager with Caldwell Securities, Ltd. In Toronto, Canada.  He began his career with Royal Bank of Canada in country risk analysis and multinational corporate banking.  Mr. Schultz holds his chartered financial analyst designation (CFA) and a doctorate in politics from the University of Oxford.

Thomas R. Pierce

Thomas R. Pierce has been a Vice President and Portfolio Manager of MTBIA since April, 2003 and Vice President of M&T Bank since January, 1995.  Prior to joining M&T, Mr. Pierce was with Merit Investment Advisors, where he served as Director Fixed Income Product and Trading since 1993.  From 1987 to 1993, Mr. Pierce served as Fixed Income Manager at ANB Investment Management Company, where he directed the management of $3.5 billion of active and passive fixed income portfolios.  Mr. Pierce is a Chartered Financial Analyst.  He has a B.A. in Economics from Washington University, and an MBA from the University of Chicago.

TOTAL RETURN OVER TIME

	1998	1999	2000	2001	2002	2003
Institutional Shares	19.63%	11.86%	-1.28%	-5.54%	-24.67%	25.21%

Past performance is no guarantee of future results.

Performance shown is before-tax.  For after-tax returns and most recent month-end performance, call 1-800-836-2211.

Total return represents the change in the value of an investment after reinvesting all income and capital gains.  Total returns may have been lower in the absence of expense waivers or reimbursements.

R2:  Reflects the percentage of a fund’s movements that are explained by movements in its benchmark index.  An R2 of 100 indicates that all movements of the fund are explained by movements in the index.

Beta:  Analyzes the market risk of a fund by showing how responsive the fund is to the market, which has a beta of 1.00.  Usually, higher betas represent riskier investments.

Standard deviation:  A measure of the historical variability of actual returns from the average total return.

Expense ratios shown are total actual annual operating expenses (after waivers).

For more complete information please download the funds’ prospectuses available on www.mtbfunds.com or call 1-800-836-2211 for copies.  You should consider the fund’s investment objectives, risks, charges, and expenses carefully before you invest.  Information about these and other important subjects is in the fund’s prospectus, which you should read carefully before investing.

This MTB Fund is the successor to a corresponding ARK Fund pursuant to a reorganization that took place on August 15, 2003.  Prior to that date, the MTB Fund had no investment operations.  Accordingly, the performance information provided for periods prior to August 15, 2003 is historical information for the corresponding ARK Fund.

Performance prior to March 30, 1998 reflects the performance of the Marketvest Equity Fund Shares, which were reorganized into the corresponding ARK Fund.

Placement within the Morningstar® Equity Style Box™ is based on two variables:  relative median market capitalization and relative price valuations (price-to-book and price to-earnings) of the fund’s portfolio holdings.  All of these numbers are drawn from the fund portfolio holding figures most recently entered into Morningstar’s database and the corresponding market conditions.

©2004 by Morningstar, Inc.  All rights reserved.  The information contained herein is the proprietary information of Morningstar, Inc. may not be copied or redistributed for any purpose and may only be used for non-commercial, personal purposes.  The information contained herein is not represented or warranted to be accurate, correct, complete or timely.  Morningstar, Inc. shall not be responsible for investment decisions, damages or other losses resulting from use of this information.  Past performance is no guarantee of future performance.  Morningstar, Inc. has not granted consent for it to be considered or deemed an “expert” under the Securities Act of 1933.

S & P 500 Index:  An unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.  Investments cannot be made in an index.

Lipper Multi-Cap Core Funds Index:  Lipper Multi-Cap Core funds Average-Funds that, by portfolio practice, invest in a variety of market capitalization ranges without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time.

S & P 500/Barra Value Index:  A market capitalization-weighted index of the large cap stocks in the Standard & Poor’s 500 index having the lowest price to book ratios.  Indexes are unmanaged and investments cannot be made in an index.

MTB

Group of Funds

EQUITY INDEX FUND

Institutional Shares	September 30, 2004	www.mtbfunds.com	1.800.836.2211

FUND GOAL and STRATEGY.  To seek investment results that correspond to the performance of the Standard & Poor’s 500 Index (S&P 500), by investing in substantially all of the securities listed in the S&P 500 (mostly common stocks) by utilizing a computer program that identifies which stocks to purchase or sell in order to replicate, as closely as practicable, the composition of the S&P 500.

Investment Style

[Graphic]

Why MTB Funds

You can pursue your financial goals with confidence through MTB because your money is in the hands of MTB Investment Advisors, Inc (MTBIA).  In addition MTB Group of Funds brings you these advantages:

•                  Access to every major financial market and sector—with the diversification and flexibility you need:

•                  A commitment to give you a high level of value through efficient management and operation.

•                  A unique “Best-in-Class” commitment to complement MTBIA’s decisionmaking with that of subadvisers, carefully selected for their expertise in certain financial markets.

Top Ten Holdings

1.               GENERAL ELEC CO COM

2.               EXXON MOBIL CORP COM

3.               MICROSOFT CORP COM

4.               PFIZER INC COM

5.               CITIGROUP INC COM

6.               WAL MART STORES INC COM

7.               BANK AMER CORP COM

8.               AMERICAN INTL GROUP INC COM

9.               JOHNSON & JOHNSON COM

10.         INTERNATIONAL BUSINESS MACHS COM

The ten largest holdings accounted for 22.2% of the Fund’s investments.  Fund holdings are subject to change.

The percentages are based on net assets at the close of business on September 30, 2004 and may not necessarily reflect adjustments that are routinely made when presenting net assets for formal financial statement purposes.

Diversification by Sector

TOTAL RETURNS

			AVERAGE ANNUAL
	Quarter	YTD	1 Year	3 Year	5 Year	10 Year	Since Inception
Institutional Shares	-2.08%	1.07%	13.26%	3.64%	-1.38%	—	3.70%
S&P 500 Index	-1.87%	1.51%	13.87%	4.05%	-1.31%	11.08%	—
Lipper S&P 500 Index Objective	-2.00%	1.06%	13.17%	3.41%	-1.84%	10.61%	—

Data quoted represents past performance which is no guarantee of future results.

Investment return and principal value will fluctuate, so that an investor’s shares, when redeemed, may be worth more or less than their original cost.

Mutual fund performance changes over time and current performance may be lower or higher than what is stated.  For current to the most recent month-end performance, call 1-800-836-2211.

Total return for periods of less than one year is cumulative.

Not FDIC Insured	No Bank Guarantee	May Lose Value

MTB Investment Advisors, Inc., a subsidiary of Manufacturers and Traders Trust Company (“M&T Bank”) is the investment advisor to the MTB Group of Funds.  The MTB Group of Funds is available from M&T Securities, Inc., (member NASD/SIPC), a broker-dealer subsidiary of M&T Bank and other authorized broker-dealers.  Edgewood Services, Inc. which is not affiliated with M&T Bank, is the distributor of the MTB Group of Funds.

See next page for important information

FUND INFORMATION

CUSIP: 55376T882/Symbol:  ARKEX

Fund Assets:	$101.0 Million
Inception Date:	10/1/1997
Number of Holdings:	507
R2:	1.00
Beta:	0.99
3 Year Standard Deviation:	15.07
P/E:	22.30
Dividends Declared & Paid:	Quarterly
Capital Gains Declared & Paid:	Annually
Expense Ratio:	0.28%

PORTFOLIO MANAGERS

Clarence W. Woods, Jr.

Clarence W. Woods, Jr. has been a Vice President and Portfolio Manager of, and Chief Equity Trader for MTBIA since 1996.  He heads the equity-trading unit.  Mr. Woods has more than 17 years experience in the investment industry.

Peter C. Hastings

Peter C. Hastings has been a Vice President and Portfolio Manager of MTBIA since 1997.  Mr. Hastings has more than 6 years of experience in the investment industry.

TOTAL RETURN OVER TIME

	1998	1999	2000	2001	2002	2003
Institutional Shares	29.34%	21.08%	-8.50%	-12.06%	-21.93%	27.90%

Past performance is no guarantee of future results.

Performance shown is before-tax.  For after-tax returns and most recent month-end performance, call 1-800-836-2211.

Total return represents the change in the value of an investment after reinvesting all income and capital gains.  Total returns may have been lower in the absence of expense waivers or reimbursements.

R2:  Reflects the percentage of a fund’s movements that are explained by movements in its benchmark index.  An R2 of 100 indicates that all movements of the fund are explained by movements in the index.

Beta:  Analyzes the market risk of a fund by showing how responsive the fund is to the market, which has a beta of 1.00.  Usually, higher betas represent riskier investments.

Standard deviation:  A measure of the historical variability of actual returns from the average total return.

Expense ratios shown are total actual annual operating expenses (after waivers).

For more complete information, please download the funds’ prospectuses available on www.mtbfunds.com or call 1-800-836-2211 for copies.  You should consider the fund’s investment objectives, risks, charges, and expenses carefully before you invest.  Information about these and other important subjects is in the fund’s prospectus, which you should read carefully before investing.

This MTB Fund is the successor to a corresponding ARK Fund pursuant to a reorganization that took place on August 22, 2003.  Prior to that date, the MTB Fund had no investment operations.  Accordingly, the performance information provided for periods prior to August 22, 2003 is historical information for the corresponding ARK Fund.

Placement within the Morningstar® Equity Style Box™ is based on two variables:  relative median market capitalization and relative price valuations (price-to-book and price-to-earnings) of the fund’s portfolio holdings.  All of these numbers are drawn from the fund portfolio holding figures most recently entered into Morningstar’s database and the corresponding market conditions.

©2004 by Morningstar, Inc.  All rights reserved.  The information contained herein is the proprietary information of Morningstar, Inc., may not be copied or redistributed for any purpose and may only be used for non-commercial, personal purposes.  The information contained herein is not represented or warranted to be accurate, correct, complete or timely.  Morningstar, Inc. shall not be responsible for investment decisions, damages or other losses resulting from use of this information.  Past performance is no guarantee of future performance.  Morningstar, Inc. has not granted consent for it to be considered or deemed an “expert” under the Securities Act of 1933.

S & P 500 Index:  An unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.  Investments cannot be made in an index.

Lipper S & P 500 Index Objective:  Represents the average total return of funds that are designed to replicate the performance of the S&P 500 index.

MTB

Group of Funds

MONEY MARKET FUND

Institutional Shares	September 30, 2004	www.mtbfunds.com	1.800.836.2211

FUND GOAL and STRATEGY.  To seek current income with liquidity and stability of principal by investing primarily in a diversified portfolio of high-quality, short-term debt obligations issued by the U.S. government, banks and corporations.

Why MTB Funds

You can pursue your financial goals with confidence through MTB because your money is in the hands of MTB Investment Advisors., Inc (MTBIA).  In addition MTB Group of Funds brings you these advantages:

•                  Access to every major financial market and sector—with the diversification and flexibility you need.

•                  A commitment to give you a high level of value through efficient management and operation.

•                  A unique “Best-in-Class” commitment to complement MTBIA’s decisionmaking with that of subadvisers, carefully selected for their expertise in certain financial markets.

Diversification by Sector

PERFORMANCE

	PERFORMANCE AS OF 9/30/2004
	YTD	1 Year	3 Year	5 Year	10 Year	Since Inception
Institutional Shares	1.24%	1.25%	0.10%	0.26%	0.59%	0.77%
iMoneyNet, Inc First Tier Institutional Average	1.24%	1.25%	0.10%	0.27%	0.63%	0.81%

Performance data quoted represents past performance which is no guarantee of future results.  Yields will vary.

Mutual fund performance changes over time and current performance may be lower or higher than what is stated.  For current to the most recent month-end performance, call 1-800-836-2211.

Diversification by sector percentages are based on net assets at the close of business on September 30, 2004 and may not necessarily reflect adjustments that are routinely made when presenting net assets for formal financial statement purposes.

Not FDIC Insured	No Bank Guarantee	May Lose Value

MTB Investment Advisors, Inc. a subsidiary of Manufacturers and Traders Trust Company (“M&T Bank”) is the investment advisor to the MTB Group of Funds.  The MTB Group of Funds is available from M&T Securities, Inc., (member NASD/SIPC), a broker-dealer subsidiary of M&T Bank and other authorized broker-dealers.  Edgewood Services, Inc. which is not affiliated with M&T Bank, is the distributor of the MTB Group of Funds.

See next page for important information

FUND INFORMATION

CUSIP 55376T429/Symbol AKMXX

Fund Assets	$1,889.7 Million
Weighted Average Maturity:	40 days
Number of Holdings:	28
Expense Ratio:	0.41%
Inception Date:	8/18/2003
Dividends Declared & Paid:	Daily/Monthly
Capital Gains Declared & Paid:	Annually

PORTFOLIO MANAGER

Kim Rogers

Kim Rogers is a Vice President and Portfolio Manager in MTB Investment Advisors.  She is responsible for portfolio analysis and the trading of money market instruments for the taxable MTB Money Market funds, as well as the management of short-term fixed income and balanced accounts.  Ms. Rogers joined M&T Bank in December of 1993.  Prior to coming to M&T, she was an analyst with Capital Research and Management Co., in Los Angeles, California responsible for researching and monitoring commercial paper credits in compliance with the Securities and Exchange Commission’s Rule 2a-7 Amendment.  Ms. Rogers has a B.A. degree from Smith College, Northampton, Massachusetts.  She is a former director of the Bond Club of Buffalo, a member of the Board of the Smith College Club of Buffalo and Western New York and a trustee of the Boys and Girls Clubs of Buffalo, Inc.

An investment money market funds is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  Although money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in these funds.

For an indefinite period of time, the investment adviser is waiving all or part of its fee and, in addition, may reimburse the fund for a portion of its expenses.  Otherwise, the 7-day yield would have been 0.77%.  Total return would also have been lower.

iMoneyNet, Inc. 7 day yields provided are as of 09/30/2004.

The “simple” yields are based on the average net income per share for the time periods ended on the date of calculation and the offering price on that date.

Effective yields are based on the net yield for the time periods shown and are then compounded and annualized.

Yield quotations more closely reflect the current earnings of the fund than the total return quotations.

Money Fund Report Averages are unmanaged arithmetic averages of performance for all money market mutual funds tracked by iMoneyNet, Inc. for this category.  Individuals cannot invest in an average.

For more complete information please download the funds’ prospectuses available on www.mtbfunds.com or call 1-800-836-2211 for copies.  You should consider the fund’s investment objectives, risks, charges, and expenses carefully before you invest.  Information about these and other important subjects is in the fund’s prospectus, which you should read carefully before investing.

MTB

Group of Funds

INCOME FUND

Institutional Shares	September 30, 2004	www.mtbfunds.com	1.800.836.2211

FUND GOAL and STRATEGY.  To seek current income, and secondarily capital growth, by investing primarily in U.S. investment-grade corporate and government fixed income securities, including mortgage backed securities, but also may invest up to 15% of assets in lower-rated debt securities(1)

Investment Style

[Graphic]

Why MTB Funds

You can pursue your financial goals with confidence through MTB because your money is in the hands of MTB Investment Advisors., Inc (MTBIA).  In addition MTB Group of Funds brings you these advantages:

•                  Access to every major financial market and sector—with the diversification and flexibility you need.

•                  A commitment to give you a high level of value through efficient management and operation.

•                  A unique “Best-in-Class” commitment to complement MTBIA’s decisionmaking with that of subadvisers, carefully selected for their expertise in certain financial markets.

Top Ten Holdings

1.               FNMA TBA NOV 30 SINGLE FAM 5.5% 01 Dec 2099

2.               FNMATBA OCT 15 SINGLE FAM 5% 01 Dec 2099

3.               UNITED STATES TREAS NTS 3.375% 15 Jan 2012

4.               UNITED STATES TREAS NTS 4.25% 15 Aug 2014

5.               FHLMC TBA NOV 30 GOLD SINGLE 5% 01 Dec 2099

6.               UNITED STATES TREAS NTS 4.75% 15 May 2014

7.               WILLIAM STR FDG CORP 1% 23 Apr 2006

8.               FEDERAL HOME LN MTG COR 4% 15 Jun 2011

9.               UNITED STATES TREAS BDS 5.375% 15 Feb 2031

10.         FEDERAL HOME LN MTG CORP 6.5% 15 May 2030

The ten largest holdings accounted for 30.0% of the Fund’s investments.  Fund holdings are subject to change.

The percentages are based on net assets at the close of business on September 30, 2004 and may not necessarily reflect adjustments that are routinely made when presenting net assets for formal financial statement purposes.

Diversification by Sector

Fund Credit Only

Not FDIC Insured	No Bank Guarantee	May Lose Value

TOTAL RETURNS*

			AVERAGE ANNUAL
			Quarter
	Quarter	YTD	1 Year	3 Year	5 Year	10 Year	Since Inception
Institutional Shares	3.10%	2.96%	3.36%	4.87%	6.38%	6.69%	5.97%
Lehman Brothers U.S. Aggregate Bond Index	3.20%	3.35%	3.68%	5.88%	7.48%	7.66%	—
Lipper Corporate A-Rated Debt Funds Objective	3.12%	3.93%	3.42%	5.43%	6.65%	7.04%	—

Performance data quoted represents past performance which is no guarantee of future results.

*Total return for periods of less than one year is cumulative.

Investment return and principal value will fluctuate, so that an investor’s shares, when redeemed, may be worth more or less than their original cost.

Mutual fund performance changes over time and current performance may be lower or higher than what is stated.  For current to the most recent month-end performance, call 1-800-836-2211.

See next page for important information.

FUND INFORMATION

CUSIP 55376T858 / Symbol: ARKIX

Fund Assets:	$182.5 Million
Inception Date:	7/16/1993
Number of Holdings:	127
R2:	0.94
Beta:	1.03
3 Year Standard Deviation:	4.77
Current Income Distribution	0.03
30 Day SEC Yield	2.99%
Average Duration:	4.27
Weighted Average Maturity	11 years
Dividends Declared and Paid	Daily/Monthly
Capital Gains Declared and Paid	Annually
Expense Ratio	0.81%

Portfolio Managers

James M. Hannan

James M. Hannan is also responsible for several separately managed institutional portfolios.  Mr. Hannan has been Vice President and a Portfolio Manger of MTBIA since 1996, and a Vice President of M&T Bank since April 1, 2003.  He was a Vice President of Allfirst Bank from 1987 until its acquisition by M&T Bank in April 2003.  He has more than 15 years of experience in the investment industry.  Mr. Hannan eared his B.S. from the University of Maryland and his M.B.A. from George Washington University.

Wilmer C. Smith, III

Wilmer C. Smith III has been a Vice President and Portfolio Manager of MTBIA since 1996.  He manages separate account money market-style accounts, assists in the management of the money market portfolios, and is responsible for analyzing and taking various fixed income securities.  Mr. Smith has more than 10 years of experience in the investment industry.  He is a Chartered Financial Analyst.  Mr. Smith eared his B.A. from Kenyon College and his M.B.A. from Loyola College in Maryland.

TOTAL RETURN OVER TIME

	1998	1999	2000	2001	2002	2003
Institutional Shares	6.76%	-1.79%	10.35%	7.24%	8.69%	3.17%

Past performance is no guarantee of future results.

Performance shown is before-tax.  For after-tax returns and most recent month-end performance, call 1-800-836-2211.

Total return represents the change in the value of an investment after reinvesting all income and capital gains.  Total returns may have been lower in the absence of expense waivers or reimbursements.

R2:  Reflects the percentage of a fund’s movements that are explained by movements in its benchmark index.  An R2 of 100 indicates that all movements of the fund are explained by movements in the index.

Beta:  Analyzes the market risk of a fund by showing how responsive the fund is to the market, which has a beta of 1.00.  Usually, higher betas represent riskier investments.

Standard deviation:  A measure of the historical variability of actual returns from the average total return.

Expense ratios shown are total actual annual operating expenses (after waivers).

For more complete information please download the funds’ prospectuses available on www.mtbfunds.com or call 1-800-836-2211 for copies.  You should consider the fund’s investment objectives, risks, charges, and expenses carefully before you invest.  Information about these and other important subjects is in the fund’s prospectus, which you should read carefully before investing.

The 30-day current net (“SEC”) yield is calculated by dividing the net investment income per share for the 30 eays ended on the date of calculation by the maximum offering price per share on that date.  The figure is compounded and annualized.

Credit quality ratings pertain only to the securities in the portfolio and do not protect fund shares against market risk.

(1) High yield lower-rated securities generally entail greater market, credit and liquidity risks than investment grade securities.

This MTB Fund is the successor to a corresponding ARK Fund pursuant to a reorganization that took place on August 15, 2003.  Prior to that date, the MTB Fund had no investment operations.  Accordingly, the performance information provided for periods prior to August 15, 2003 is historical information for the corresponding ARK Fund.

Duration is a mathematical formula designed to give investors a sense of the Portfolio’s volatility I response to specified interest rate changes.  The duration set forth is a result of a calculation under a standard formula, and the actual performance of a Portfolio may differ from that reflected by the calculation.

In the absence of temporary expense waivers or reimbursements, the 30-day yield would have been 2.76%.  Total return would also have been lower.

Placement within the Morningstar® Equity Style Box™ is based on two variables:  relative median market capitalization and relative price valuations (price-to-book and price to-earnings) of the fund’s portfolio holdings.  All of these numbers are drawn from the fund portfolio holding figures most recently entered into Morningstar’s database and the corresponding market conditions.

©2004 by Morningstar, Inc.  All rights reserved.  The information contained herein is the proprietary information of Morningstar, Inc. may not be copied or redistributed for any purpose and may only be used for non-commercial, personal purposes.  The information contained herein is not represented or warranted to be accurate, correct, complete or timely.  Morningstar, Inc. shall not be responsible for investment decisions, damages or other losses resulting from use of this information.  Past performance is no guarantee of future performance.  Morningstar, Inc. has not granted consent for it to be considered or deemed an “expert” under the Securities Act of 1933.

Bond prices are sensitive to changes in interest rates and a rise in interest rates can cause a decline in their prices.

Lehman Brothers U.S. Aggregate Bond Index:  Comprised of securities from the Lehman Brothers Government/Corporate Bond Index, Mortgage-Backed Securities Index and the Asset-Backed Securities Index.

Lipper Corporate A-Rated Debt Funds Objective:  Represents the average total return of funds that invest at least 65% of their assets in corporate debt issues rated A or better or government issues.  Lipper figures do not reflect sales changes.

MTB. Investment Advisers, Inc., a subsidiary of Manufacturers and Traders Trust Company (“M&T Bank”) is the investment advisor to the MTB Group of Funds, The MTB Group of Funds is available from M&T Securities, Inc. (member NASD/SIPC), a broker-dealer subsidiary of M&T Bank and the other authorized broker-dealers, Edgewood Services, Inc., which is not affiliated with M&T Bank, is the distributor of the MTB Group of Funds

MTB-QR-143-1004

MTB

Group of Funds

BALANCED FUND

Institutional Shares	September 30, 2004	www.mtbfunds.com	1.800.836.2211

FUND GOAL and STRATEGY.  To provide total return consisting of both current income provided by fixed income securities and, to a lesser extent, capital appreciation provided by equity securities, by investing primarily in a diverse portfolio of mid- and large-cap common stocks recognized as leaders in their respective markets, and investment-grade fixed income securities with varying maturities, including corporate, government, and mortgage backed securities.

Investment Style

[Graphic]

Why MTB Funds

You can pursue your financial goals with confidence through MTB because your money is in the hands of MTB Investment Advisors., Inc (MTBIA).  In addition MTB Group of Funds brings you these advantages:

•                  Access to every major financial market and sector—with the diversification and flexibility you need.

•                  A commitment to give you a high level of value through efficient management and operation.

•                  A unique “Best-in-Class” commitment to complement MTBIA’s decisionmaking with that of subadvisers, carefully selected for their expertise in certain financial markets.

Top Ten Holdings

1.               FNMA TBA OCT 15 SINGLE FAM 5% 01 DEC 2099

2.               GENERAL ELEC CO COM

3.               MICROSOFT CORP COM

4.               PFIZER INC COM

5.               CISCO SYS INC COM

6.               PEPSICO INC COM

7.               INTEL CORP COM

8.               INTERNATIONAL BUSINESS MACHS COM

9.               AMGEN INC COM

10.         MORGAN STANLEY COM NEW

The ten largest holdings accounted for 24.6% of the Fund’s investments.  Fund holdings are subject to change.

The percentages are based on net assets at the close of business on September 30, 2004 and may not necessarily reflect adjustments that are routinely made when presenting net assets for formal financial statement purposes.

Diversification by Sector

Fund Credit Quality

Not FDIC Insured	No Bank Guarantee	May Lose Value

TOTAL RETURNS

			AVERAGE ANNUAL
	Quarter	YTD	1 Year	3 Year	5 Year	10 Year	Since Inception
Institutional Shares	-4.06%	-4.08%	1.97%	1.56%	1.02%	8.13%	7.68%
S&P 500 Index	-1.87%	1.51%	13.87%	4.05%	-1.31%	11.08%	—
Lehman Brothers U.S. Aggregate Bond Index	3.20%	3.35%	3.68%	5.88%	7.48%	7.66%	—
Lipper Balanced Funds Objective	-0.38%	1.42%	9.20%	4.45%	2.35%	8.34%	—

Performance date quoted represents past performance which is no guarantee of future results.

*Total return for periods of less than one year is cumulative.

Investment return and principal value will fluctuate, so that an investor’s shares, when redeemed, may be worth more or less than their original cost.

Mutual fund performance changes over time and current performance may be lower or higher than what is stated.  For current to the most recent month-end performance, call 1-800-836-2211.

See next page for important information

FUND INFORMATION

CUSIP 55376T304/Symbol: ARGIX

Fund Assets	$145.0 Million
Inception Date:	7/16/1993
Number of Holdings:	131
R2:	0.91
Beta:	0.69
3 Year Standard Deviation:	10.98
P/E:	26.00
Current Income Distribution:	0.04
30 Day SEC Yield:	0.98%
Average Duration:	4.10
Weighted Average Maturity:	3 Years
Dividends Declared and Paid:	Quarterly
Capital Gains Declared and Paid:	Annually
Expense Ratio:	0.94%

PORTFOLIO MANAGER

Allen J. Ashcroft, Jr.

Mr. Ashcroft has been a Vice President and Portfolio Manager of MTBIA since 1996 and a Vice President of M&T Bank since April 2003.  He was a Vice President of Allfirst Bank from 1995 until its acquisition by M&T Bank on April 1, 2003.  Mr. Ashcroft has more than 20 years of experience in investment research and equity analysis.  He earned his B.A. from the University of Pittsburgh.

James M. Hannan

James M. Hannan is also responsible for several separately managed institutional portfolios.  Mr. Hannan has been Vice President and a Portfolio Manager of MTBIA since 1996 and a Vice President of M&T Bank since April 1, 2003.  He was a Vice President of Allfirst Bank from 1987 until its acquisition by M&T Bank in April 2003.  He has more than 15 years of experience in the investment industry.  Mr. Hannan earned his B.S. from the University of Maryland and his M.B.A. from George Washington University.

TOTAL RETURN OVER TIME

	1998	1999	2000	2001	2002	2003
Institutional Shares	24.83%	22.57%%	0.43%	-6.37%	-17.75%	22.14%

This MTG Fund is the successor to a corresponding ARK Fund pursuant to a reorganization that took place on August 22, 2003.  Prior to that date, the MTB Fund had no investment operations.  Accordingly, the performance information provided for periods prior to August 22, 2003 is historical information for the corresponding ARK Fund.

Duration is a mathematical formula designed to give investors a sense of the Portfolio’s volatility in response to specified interest rate changes.  The duration data set forth is a result of a calculation under a standard formula, and the actual performance of a Portfolio may differ from that reflected by the calculation.

Expense ratios shown are total actual annual operating expenses (after waivers).

Past performance is no guarantee of future results.  Investment return and principal value will fluctuate, so that an investor’s shares, when redeemed, may be worth more or less than their original cost.

Mutual fund performance changes over time and may vary significantly from what is currently stated.  Performance shown is before-tax.  For after-tax returns and most recent month-end performance, call 1-800-836-2211.

Total return represents the change in the value of an investment after reinvesting all income and capital gains.  Total return may have been lower in the absence of expense waivers or reimbursements.

For more complete information, please download the funds’ prospectuses available on www.mtbfunds.com or call 1-800-836-2211 for copies.  You should carefully consider the fund’s investment objectives, risk, charges, and expenses before you invest.  Information about these and other important subjects is in the fund’s prospectus, which you should read carefully before investing.

The 30-day current net (“SEC”) yield is calculated by dividing the net investment income per share for the 30 days ended on the date of calculation by the maximum offering price per share on that date.  The figure is compounded and annualized.  In the absence of temporary expense waivers or reimbursements, the 30-day yield would have been 0.80%.  Total return would also have been lower.

Credit quality ratings pertain only to the securities in the portfolio and do no protect fund shares against market risk.

R2.  Reflects the percentage of a fund’s movements that are explained by movements in its benchmark index.  An R2 of 100 indicates that all movements of the fund are explained by movements in the index.

Beta.  Analyzes the market risk of a fund by showing how responsive the fund is to the market, which has a beta of 1.00.  Usually, higher betas represent riskier investments.

Standard Deviation.  A measure of the historical variability of actual returns from the average total return.

Placement within the Morningstar® Fixed-Income Style Box is based on two variables:  the relative duration/maturity and the relative average credit ratings of the fund’s portfolio holdings.  Placement within the Morningstar® Equity Style Box is based on two variables:  relative median market capitalization and relative price valuations (price-to-book and price-to-earnings) of the fund’s portfolio holdings.  All of these numbers are drawn from the data most recently provided by the fund and entered into Morningstar’s database.

©2004 by Morningstar, Inc. All rights reserved.  The information contained herein is the proprietary information of Morningstar, Inc., may not be copied or redistributed for any purpose and may only be used for non-commercial, personal purposes.  The information contained herein is not represented or warranted to be accurate, correct, complete or timely.  Morningstar, Inc. shall not be responsible for investment decision, damages or other losses resulting from use of this information.  Past performance is no guarantee of future performance.  Morningstar, Inc. has not granted consent for it to be considered or deemed an “expert” under the Securities Act of 1933.

For an indefinite period of time, the investment adviser is waiving all or part of its fee and, in addition, may reimburse the fund for a portion of its expenses.  Otherwise, the 30-day yield would have been 0.80%.  Total return would also have been lower.

Bond prices are sensitive to changes in interest rates and a rise in interest rates can cause a decline in their prices.

S&P 500 Index.  An unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries investments cannot be made in an index.

Lehman Brothers U.S. Aggregate Bond Index.  Comprised of securities from the Lehman Brothers Government/Corporate Bond Index, Mortgage-Backed Securities Index and the Asset-Backed Securities Index.

Lipper Balanced Funds Objective:  Represents the average total return of funds that maintain a balanced portfolio of both stocks and bonds.  Lipper figures do not reflect sales charges.

MTB Investment Advisors, Inc., a subsidiary of Manufacturers and Traders Trust Company (“M&T Bank”) is the investment advisor to the MTB Group of Funds.  The MTB Group of Funds is available from M&T Securities, Inc. (member NASD/SIPC), a broker-dealer subsidiary of M&T Bank and other authorized broker-dealers.  Edgewood Services Inc., which is not affiliated with M&T Bank, is the distributor of the MTB Group of Funds.

MTB-QR-030-1004

Vanguard Windsor II Fund Investor Shares (VWNFX)

[Hyperlinks]

Fund Overview

Price as of 11/01/2004	$28.54	The funds seeks to provide long-term capital appreciation and income
Change	$0.05 0.18%
Yield	2.06% B
Expense ratio as of 10/31/2003	0.43%	[Hyperlinks]
Inception date	06/24/1985
Ticker Symbol	VWNFX
Newspaper abbr	Wndsrll
Fund Number	0073

Fund Style

Type	Domestic Stock-General
Category	Large Value

Knowing a fund’s investment style can help you understand how it might fit in your portfolio.  This information can also help you build a portfolio that’s broadly diversified across markets and less susceptible to sharp swings in any one market area.

Stock style

Vanguard uses a 9-box grid called a “style box” to show how a domestic stock fund’s holdings are distributed by primary investment style (growth, value, or blend) and market capitalization category (large-, mid-, and small-cap companies).

[Graphic]

Average Annual Returns – Updated Quarterly as of 9/30/2004

The performance data shown represent past performance, which is not a guarantee of future results.  Investment returns and principal value will fluctuate, so that Investors’ shares, when sold, may be worth more or less than their original cost.  See performance data current to the most recent month-end, which may be higher or lower than that cited.

Important fund performance information	Display date in bar chart

	1 year	3 year	5 year	10 year	Since Inception 06/24/1985
Windsor II Fund Inv	22.32%	7.01%	5.18%	12.39%	12.73%
Russell 1000 Value Index	20.52%	7.57%	4.31%	12.53%	

Harbor International Fund

As of September 30th, 2004

Performance

[Graphic]

	Unannualized		Annualized
	Three Months	Year to Date	One Year	Three Years	Five Years	Ten Years	Since Inception
Harbor International Fund-Institutional Class	1.81%	5.41%	23.86%	15.36%	5.73%	9.62%	13.27%
Harbor International Fund-Retirement Class	1.71%	5.22%	23.55%	15.09%	5.47%	9.35%	12.99%
Harbor International Fund-Investor Class	1.69%	5.10%	23.34%	14.89%	5.29%	9.15%	12.79%

MSCI EAFE® Index	-0.28%	4.27%	22.08%	9.12%	-0.85%	4.02%	5.06%

Performance information for Investor and Retirement Share Classes prior to November 1, 2002 is based on historical performance of the fund’s Class shares recalculated to reflect the higher expenses associated with the Investor and Retirement Class shares.  The inception date for the Harbor International Fund, Institutional Class, was 12/29/1987.  Please consult with the current prospectus for information about all shares classes.  The MSCI EAFE® Index since inception return uses 12/31/1987 as the period begin date.

The Harbor Fund performance presented assumes the reinvestment of dividend and capital gain distributions and is net of management fees and expenses.  Performance dated quoted represents past performance and is no guarantee of future results.  Current performance may be higher or lower than performance quoted.  An investor’s actual return and principal value on an investment will fluctuate, and the shares, when redeemed, may be worth more or less than their original cost.  For performance data current to the most recent month-end (available within seven business days after the most recent month-end), call 1-800-422-1050 or visit www.harborfund.com.  From time to time, the Funds’ adviser has voluntarily waived a part of its management fee and/or absorbed Fund expenses, which has resulted in higher returns, and without these waivers, the return would have been lower.  The waivers may be discontinued at any time without notice.  Harbor Fund is no-load, other fees and expenses do apply to a continued investment in the fund and are described in the fund’s current prospectus.

You should consider the fund’s investment objective, risks, fees and expenses carefully before investing.  For this and other important information, please obtain a Harbor Fund prospectus by calling 1-800-422-1050 or visiting www.harborfund.com and read it carefully before investing.

Fund Facts

Share Class	Institutional	Investor	Retirement
NASDAQ	HAINX	HIINX	HRINX
Fund Number	011	411	211
CUSIP	411511306	411511645	411511652
Inception Date	12.29.1987	11.1.2002	11.1.2002
Expense Ratio	0.86%	1.29%	1.11%
Morningstar Average	1.25%	1.29%	1.29%
12b-1 Fee	N/A	0.25%	0.25%
Total Net Assets ($MM)	7364.364	173.971	24.279

Investment Goal

Long-term total return principally from growth of capital

[Graphic]

Portfolio Statistics

Number of Securities	76
Beta vs. MSCI EAFE® Index	1.15
Adjusted Price to Earnings Ratio	21.70
Unannualized Turnover as of 4/30/2004	5%
Redemption Fee	2.00%
Average Market Cap ($MM, Entire portfolio)	35,370

Top Ten Holdings

Bhp Billiton Plc	Australia	3.13%
Erricsson (lm) Tel	Sweden	3.00%
Continental Ag	Germany	2.68%
Bp Plc	United Kingdom	2.39%
Abb Ltd	Switzerland	2.28%
Petrol Brasileiros	Brazil	2.10%
Richemont (cie Fin)	Switzerland	2.08%
Canon Inc	Japan	2.04%
Credit Agricole Sa	France	2.00%
Total Sa	France	1.96%
Total		23.66%

Why Harbor…

Manager Selection Process

Recognizing that no single organization can excel in managing all types of asset classes, Harbor assigns the portfolio management responsibility for its mutual funds to outside asset managers, or subadvisers.  By outsourcing this key function rather than trying to manage the mutual funds internally, Harbor is able to obtain the services of value-added asset managers from leading investment firms.

Value-Added Managers.

Harbor believes its competitive advantage is finding an asset management organization with an outstanding record for each specific asset class.  This skill in selecting managers is derived in part from Harbor’s many years of experience in managing pension fund assets.

Cost Matter.

Realizing that low expenses can add significantly to investment returns, Harbor has always emphasized rigorous cost control.